UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2010

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American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, California	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As described in the Company’s Current Report on Form 8-K filed on July 28, 2010, effective July 22, 2010, Deloitte & Touche LLP (“Deloitte”) resigned as the independent registered public accounting firm for American Apparel, Inc. (the “Company”) and requested that the Company provide Deloitte with the additional information Deloitte believed was necessary to review before the Company and Deloitte could reach any conclusions as to the reliability of the previously issued consolidated financial statements for the year ended December 31, 2009 and the auditors’ report thereon.  On July 26, 2010, the Audit Committee of the Company engaged Marcum LLP ("Marcum") as the Company's independent auditors to audit the Company's financial statements for the fiscal year ending December 31, 2010.

On December 10, 2010, at the Company's 2010 Annual Meeting of Stockholders, Marcum was ratified as the Company's independent auditors for the fiscal year ending December 31, 2010.  In connection with the ratification, the Audit Committee and management also formally engaged Marcum to begin to reaudit the fiscal year ending December 31, 2009.

Since July 2010, the Company has  responded to a series of information requests from Deloitte to provide the additional information sought by Deloitte and has met with representatives of Deloitte to discuss the information and respond to additional questions from time to time.

On December 15, 2010, the Audit Committee of the Company received notice from Deloitte stating that Deloitte had concluded that Deloitte's report on the Company’s previously issued consolidated financial statements as of and for the year ended December 31, 2009 (the "2009 financials"), including  Deloitte’s report on internal control over financial reporting at December 31, 2009, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (such reports, collectively, the “Deloitte Reports”) should not be relied upon or associated with the 2009 financials.

Deloitte explained that its conclusion was based on the significance of the declines in operations and gross margin in the Company’s February 2010 monthly financial statement, combined with the January 2010 monthly financial statements, the Company’s issuance of revised projections in early May 2010 which reflected a significant decrease in the Company’s 2010 projections, and Deloitte’s disagreement with the Company’s conclusion that the results shown in the February 2010 monthly financial statements  would not have required a revision to the Company's projections as of the date of the 10-K filing and the issuance of Deloitte’s reports.  Deloitte further indicated that their decision considered their inability to perform additional audit procedures, their resignation as registered public accountants and their professional judgment that they are no longer willing to rely on management's representations due to Deloitte's belief that management withheld from Deloitte the February 2010 monthly financial statements until after the filing of the 2009 10-K and made related misrepresentations.

The Audit Committee has discussed the matters disclosed herein with Deloitte. The Audit Committee and the Company’s management are currently evaluating these matters.  The Audit Committee of the Company has commenced an investigation into the assertions that management withheld the February 2010 monthly financial statements and related misrepresentations.   Management disagrees with Deloitte's assertions and does not believe that the February 2010 monthly financial statements were withheld.   The Company does not currently believe, including after discussions with Marcum, that the reaudit will result in any changes to the 2009 financials, though no assurance can be given in this regard.

The Company has provided Deloitte a copy of this disclosure and requested Deloitte to furnish the Company as promptly as possible a letter addressed to the Securities and Exchange Commission, stating whether Deloitte agrees with the above statements, and if not, stating the respects in which it does not agree.  A copy of this letter is included as Exhibit 7.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

7.1	Letter of Deloitte & Touche LLP dated December 21, 2010

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: December 21, 2010	By:	/s/ Adrian Kowalewski
Name: Adrian Kowalewski
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

7.1	Letter of Deloitte & Touche LLP dated December 21, 2010